CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, (Registration No. 33-93978) filed by CENIT Bancorp, Inc. (the "Company") on June 27, 1995, of our report, dated February 7, 1995, on the financial statements of Princess Anne Bank as of December 31, 1994 and 1993, and for the years then ended, which is included in the Company's 1996 Annual Report on Form 10-K as Exhibit 23.2.




Goodman & Company, L.L.P.

One Commercial Place
Norfolk, Virginia
March 25, 1997